Exhibit 99.01

Press Release

www.shire.com

PDMR Share Dealing

August 7, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG), the global specialty biopharmaceutical company was notified today that, on August 6, 2012, Kevin Rakin sold 10,000 American Depository Shares (“ADSs”) at a price of $91.4776 per ADS. One ADS is equal to three Shire plc ordinary shares.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX